EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of September 19, 2001 by and between NEW WORLD COFFEE - MANHATTAN BAGEL, INC., a Delaware corporation ("Corporation"), and JEROLD E. NOVACK ("Officer").

                                    RECITALS

     Corporation desires to employ Officer as Executive Vice President, Chief Financial Officer and Secretary, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

     1. Duties. During the term of this Agreement, Officer agrees to be employed by and to serve Corporation as its' Executive Vice President, Chief Financial Officer and Secretary, and Corporation agrees to employ and retain Officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of the Corporation as shall be necessary to perform the duties of such positions.

          2.   Term of Employment.

     2.1 Definitions. For purposes of this Agreement the following terms shall have the following meanings:

     (a) "Change in Control" shall mean any of the following events:

     (i) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act) has become the holder of more than 40 percent of the outstanding shares of Corporation entitled to vote for the election of directors;

     (ii) As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the directors of the Corporation who are not elected by a contract between the Corporation and another person as of the date of this Agreement shall cease to constitute a majority of the Board;

     (iii) The stockholders of Corporation approve a definitive agreement (i) to merge or consolidate Corporation with or into another corporation in which the holders of Corporation's Common Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the board of directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of Corporation;

     (iv) The closing of a transaction or series of transactions in which more than 50% of the voting power of Corporation is transferred;

     (v) an Offer is made;

     (vi) a resolution of the Board is passed authorizing the filing or acquiescence to the filing of a petition for or against the Corporation under Title 11 of the United States Code; or

     (vii) the stockholders of the Corporation approve a plan of liquidation or dissolution of the Corporation.

     (b) "Offer" shall mean a tender offer or exchange offer for shares of Corporation's Common Stock where the offer or acquires more than 40 percent of the outstanding shares of Corporation's Common Stock.

     (c) "Termination For Cause" shall mean termination by Corporation of Officer's employment by Corporation by reason of Officer's willful dishonesty towards or fraud upon the Corporation or by reason of Officer's willful material breach of this Agreement not cured for 60 days after written notice thereof to the Officer entitled "Notice of Default", provided that if the same cannot reasonably be cured in 60 days, and the Officer has promptly commenced a cure of the same and continues all reasonable efforts to cure the same until the same is cured, then the 60 day cure period shall be extended automatically to cover the full period of the cure and Officer shall no longer be in default hereunder when such cure is effected; provided, however, that Officer's employment shall not be deemed to have been terminated in a Termination For Cause if such termination took place as a result of any act or omission (i) believed by Officer in good faith to have been in the best interests of Corporation or (ii) that did not result in material injury to Corporation.

     (d) "Termination Other Than for Cause" shall mean termination by Corporation of Officer's employment by Corporation other than a Termination For Cause and shall include constructive termination of Officer's employment by reason of, for example (i) material breach of this Agreement by Corporation or
(ii) material diminution of the Officer's duties, authority or responsibilities as Executive Vice President, Chief Financial Officer and Secretary and/or (iii) non-renewal of Officer's employment with substantially comparable or better terms favoring officer, any such constructive termination at the end of the term shall be effective upon notice from Officer to Corporation of such constructive termination.

     (e) "Voluntary Termination" shall mean termination by Officer of Officer's employment by Corporation other than (i) termination other than for cause as described in subsection 2.1(d), and (ii) termination by reason of Officer's death or disability as described in Sections 2.5 and 2.6.

     (f) "Voluntary Termination With Notice" shall mean a Voluntary Termination that has been preceded by written notice delivered by Officer to Corporation no later than 60 days (or such shorter period as the parties may agree) prior to the effective date of such Voluntary Termination.

     (g) "Termination Upon a Change in Control" shall mean a termination by Officer, in his discretion, of Officer's employment with Corporation within 30 days following a Change in Control.

     2.2 Basic Term. The term of employment of Officer by Corporation shall be effective as of July 1, 2001 and through June 30, 2002, unless terminated earlier pursuant to this Section 2.

     2.3 Termination For Cause. Termination For Cause may be affected by Corporation at any time during the time of this Agreement and shall be affected by written notification to Officer. Upon Termination For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned (but not less than the pro rata minimum amount), vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in
accordance  with  the  applicable   plan),  any  benefits  under  any  plans  of
Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. Officer shall have the right to contest the right of Corporation to affect a Termination For Cause effective upon his giving written notice to Corporation. In such case, Officer shall continue to receive all of his benefits under this Agreement (and Officer shall continue to be treated as an employee for purposes of Corporation stock option plans) until such time as there is a final judicial determination or other binding administrative determination by an arbitrator including any appeals or the termination of any applicable appeal period, as to whether such Termination For Cause was proper.

     2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Corporation may affect a Termination Other Than For Cause at any time upon giving notice to Officer of such termination. Upon any Termination Other Than For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned (but not less than the pro rata minimum amount), vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

     2.5 Termination by Reason of Disability. If, during the term of this Agreement, Officer, in the reasonable judgement of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than nine (9) months, Corporation shall have the right to terminate Officer's employment hereunder, effective upon expiration of the 9 month term of disability by written notification to Officer and payment to Officer of all accrued salary, bonus compensation to the extent earned (but not less than the pro rata minimum amount), vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the effective date of termination. Officer shall be entitled to continued participation in all of Corporation's benefit plans (to the extent permitted by law or under the terms of such plans) until June 30, 2002 (or until the June 30th of the end of any renewal term if this Agreement is renewed.)

     2.6 Death. In the event of Officer's death during the term of this Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall pay to his estate all accrued salary, bonus compensation to the extent earned (but not less than the pro rata minimum amount), vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination. In such event, Corporation shall pay Officer's estate 75% of his Base Salary and minimum bonus (less any amounts received by Officer's estate under insurance policies carried by Corporation) for a one year period, on the dates specified in Section 3.1.

     2.7 Voluntary Termination With Notice. In the event of a Voluntary Termination With Notice, Corporation shall pay to Officer all compensation and benefits due hereunder including but not limited to bonuses and vacation pay Base Salary (i) through the effective date of such voluntary termination with notice, and (ii) for 60 days after the effective date of such voluntary termination with notice.

     2.8 Termination Upon a Change in Control. In the event of a Termination Upon a Change in Control, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of
Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation as provided in Section 4.1, but no other compensation or reimbursement of any kind.

     3. Salary, Benefits and Bonus Compensation.

     3.1 Base Salary. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2 and elsewhere in this agreement, Corporation agrees to pay to Officer a "Base Salary" payable in equal bi-weekly installments at the rate of $300,000 per annum. During the term the Base Salary shall be subject to review by the Board of Directors but shall in no event shall be less than a rate of $300,000 per annum.

     3.2 Bonuses. Officer shall receive a bonus (a "Bonus") of between 30% and 100% of Officer's Base Salary for the term of this Agreement The amount of the Bonus in excess of the minimum shall be determined by the Compensation Committee of the Board of Directors within within 90 days after Year-end or within 45 days after the end of term, as the case may be, and shall be paid promptly after such determination by the Compensation Committee. Bonus determinations shall be based upon consideration of Officer's and Corporation's performance.

     3.3 Benefits. During the term of this Agreement, Officer shall be eligible to participate in such of Corporation's benefit and deferred compensation plans as are now generally available or later made generally available to executive officers of Corporation, including, without limitation, profit sharing, stock option, medical, dental, health, annual physical examination, life, disability insurance, financial planning plans, supplemental retirement programs and vacation. The Corporation shall maintain and pay for a disability insurance policy for Officer. In addition, Officer shall be entitled to receive an automobile allowance of $12,000 per year plus travel expenses (but no mileage reimbursement) for business travel and reimbursement for mobile phone expenses. In addition, Officer shall be entitled to receive payments made by the Company on behalf of Officer for life insurance coverage; Company's contribution shall be sufficient to pay the full premium on whole life coverage equal to two (2) times Officer's Base Salary, and shall pay such pro rata amount if Officer purchases coverage greater than two (2) times Base Salary. Without limiting the foregoing, Officer shall be entitled to four weeks paid vacation per year. Officer may elect to receive an amount equal to two weeks additional Salary in lieu of two weeks of such vacation time and may request payment of any previously earned and base accrued vacation pay at any time. All of the foregoing is collectively referred to herein as the "Benefits."

     3.4 Options. An option shall be granted to Executive, to be set forth in a separate Option Agreement, exercisable at $.53 per share (the "Exercise Price"), for a number of shares of common stock equal to one and one half (1.5%) percent (the "Initial Option") of the then outstanding common stock (including the common stock issuable under outstanding options and warrants; "Fully Diluted Common Stock"), which option will vest as to 33.33% on July 1 ,2001, 33.33% on June 30, 2002 and 33.33% on June 30, 2003. Executive shall have piggyback registration rights as to the common stock he may purchase under such options, to be confirmed by a registration rights agreement having customary terms, which will be entered into by Corporation and Officer. Officer shall reserve the right to exercise less than all of the options as they vest.

     4. Severance Compensation and Death Benefits

     4.1 Severance Compensation. In the event of Officer's death or his employment is terminated pursuant to a Termination Other Than For Cause or a Termination Upon a Change in Control, or this Agreement is not renewed by either party, (i) Officer shall be paid immediately as severance compensation, within two (2) days after such termination or expiration of agreement as severance compensation the sum of $300,000, plus accrued bonus and vacation time earned
(ii) the Corporation shall continue to provide for a period of twelve months from the date of termination or expiration and at its sole expense, the Benefits then being provided to the Officer, (iii) each option to purchase shares of common stock of the Corporation outstanding at the time of termination or expiration of agreement shall become fully vested and exercisable and shall remain exercisable for five (5) years following such date. The amount of any payment or Benefit under this Section 4.1 shall not be reduced by any mitigation or other compensation earned by the Officer as the result of employment or engagement by another person, by retirement benefits, by offset against any amount claimed to be owed by the Officer to the Corporation, or otherwise.

     5. Covenant Not to Compete or Solicit.

     5.1 Non-Competition. Until the first anniversary of Termination for Cause or a Voluntary Termination with Notice, Officer shall not directly or indirectly, without the prior written consent of the Corporation engage anywhere in the Northeastern United States in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of ten percent (10%) or less of any outstanding entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business (other than Corporation) that engages in the marketing or sale of specialty coffee or bagels as its principal business.

     5.2 Separate Covenants. The covenants contained in Section 5.1 above shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where the Corporation presently carries on any business. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in Section 5.1. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

     6. Miscellaneous.

     6.1 Confidentiality. Officer agrees that all confidential and proprietary information relating to the business or operations of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

     6.2 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

     6.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested, or by recognized overnight courier to the respective persons named below:

     If to Corporation:

         New World Coffee - Manhattan Bagel, Inc.
         246 Industrial Way West
         Eatontown, NJ  07724
         Attention:  Chairman of the Board

         If to Officer:

         Jerold E. Novack
         2440 Coolidge Ave.
         Bellmore, NY 11710

Any party may change such party's address for notices by notice duly given pursuant to this Section 6.3.

     6.4 Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

     6.5 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts entered into and wholly to be performed within the State of New Jersey by New Jersey residents. All claims, disputes and other matters in question between Corporation and Officer arising out of, or relating to this Agreement or the breach thereof, shall, if requested by Officer, be decided by arbitration in the City of New York in accordance with the rules of the American Arbitration Association. The arbitrators shall be empowered to award reasonable counsel fees and expenses to the party prevailing.

     6.6 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

     6.7 Survival of Corporation's Obligations. Corporation's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation, or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of Corporation) or by Officer.

     6.8   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute one and the same Agreement.

     6.9 Withholdings. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

     6.10 Indemnification. In addition to any rights to indemnification to which Officer is entitled to under the corporation's Certificate of Incorporation and Bylaws, Corporation shall indemnify officer at all times during and after the term of this Agreement to the maximum extent permitted under Section 145 of the Delaware Corporations Code or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit or proceeding, to the maximum extent permitted under such applicable state law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEW WORLD COFFEE- MANHATTAN BAGEL, INC.


By: /s/ R. Ramin Kamfar
    -------------------
Title: Chairman of the Board


OFFICER

/s/ Jerold E. Novack
--------------------
Jerold E. Novack